Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2023, (which includes an explanatory paragraph relating to Jaguar Global Growth Corporation I’s ability to continue as a going concern) relating to the financial statements of Jaguar Global Growth Corporation I, appearing in the Registration Statement on Form F-1 (File No. 333-276243) of Captivision Inc.

/s/ WithumSmith+Brown, PC

New York, New York
January 31, 2024